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Exhibit 99.1

For Immediate Release

MKS Instruments Makes a Voluntary $60 Million Prepayment on its Term Loan and Enters into an
Interest Rate Swap Agreement

Andover, Mass., October 3, 2016 – MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, made a $60 million voluntary principal prepayment on its term loan. The prepayment was made through a tax efficient repatriation of cash from international operations. This prepayment is in addition to a scheduled principal payment of $1.8 million and reduces the outstanding principal amount of the term loan to $668 million as of September 30, 2016.

In addition, the Company also entered into an interest rate swap agreement to fix the rate on approximately 50% of its remaining outstanding term loan balance. The swap converts the floating rate on $335 million of the outstanding principal amount of the term loan to a fixed interest rate of 4.70% through September 2020.

“This represents our second voluntary term loan prepayment in the last four months, bringing our total voluntary prepayments to $110 million, and demonstrates our continued commitment to deleveraging our balance sheet and minimizing our cost of capital,” said Seth H. Bagshaw, Vice President and Chief Financial Officer. “The execution of the interest rate swap aligns with our strategy to prudently manage our interest rate risk.”

About MKS Instruments

MKS Instruments, Inc. is a worldwide leader in technology solutions for thin film, process and industrial manufacturing, environmental monitoring, defense and security, and life sciences and research. We make the instruments, subsystems and process control solutions that enable our customers to measure, control, power, monitor and analyze critical parameters of advanced processes. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, vacuum technology, photonics, lasers, optics and motion control.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this release regarding the future financial performance of MKS and any other statements about MKS management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets; fluctuations in net sales to MKS’ major customers; the ability of MKS to successfully integrate Newport Corporation’s operations and employees; unexpected costs, charges or expenses, or MKS’ ability to realize anticipated synergies and cost savings from, the Newport acquisition or other acquisitions; the terms of the term loan; MKS’ ability to successfully grow its business outside of the semiconductor capital equipment industry; potential fluctuations in quarterly results; the challenges and dependence on new product development; rapid technological and market change; acquisition strategy; manufacturing and sourcing risks; volatility of stock price; international operations; financial risk management, and the other factors described in MKS’ Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise after the date of this presentation.

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Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com